Exhibit 15.2

中国北京建国门外大街 1 号国贸写字楼 2 座 12-14 层 100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

March 27, 2023

Trip.com Group Limited

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information,” “Item 4. Information on the Company — B. Business Overview — PRC Government Regulations,” “Item 6. Directors, Senior Management and Employees — Enforceability of Civil Liabilities,” “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” and “Financial Statements — Notes to the Consolidated Financial Statements” in Trip.com Group Limited’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission in the month of March 2023, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Trip.com Group Limited’s Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899, No. 333-230297 and No. 333-257784) that were filed on June 17, 2004, August 3, 2006, October 17, 2007, June 22, 2017, March 15, 2019 and July 9, 2021, respectively.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices